Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 13, 2010)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 25, 2010 of $2,690,000, or $.51 per share diluted, compared to net income of $1,779,500, or $.33 per share diluted, in 2009.  For the nine months ended September 25, 2010, net income was $7,209,800, or $1.39 per share diluted, compared to net income of $4,388,500, or $.82 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The positive trends in our business continued during the third quarter.  Our strong financial performance included the further strengthening of our balance sheet.”

Winmark Corporation creates, supports and finances business.  At September 25, 2010, there were 892 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child®, and Music Go Round® and there were 16 territories in operation under the Wirth Business Credit® brand.  An additional 39 retail franchises have been awarded but are not open.  In addition, at September 25, 2010, the Company had loans and leases equal to $34.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 25, 2010	December 26, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$2,169,400	$9,490,800
Marketable securities	318,000	1,274,000
Current investments	2,000,000	2,000,000
Receivables, less allowance for doubtful accounts of $21,800 and $35,700	2,005,700	1,761,100
Net investment in leases - current	15,729,900	17,575,900
Income tax receivable	1,032,100	—
Inventories	95,600	111,400
Prepaid expenses	500,000	398,800
Total current assets	23,850,700	32,612,000
Net investment in leases — long-term	16,637,400	19,423,700
Long-term investments	1,910,500	2,232,900
Long-term receivables, net	6,000	14,900
Property and equipment, net	1,667,700	1,843,500
Other assets	677,500	677,500
	$44,749,800	$56,804,500
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$15,400,000	$3,983,100
Current renewable subordinated notes	—	9,166,900
Accounts payable	1,358,000	1,415,200
Income tax payable	—	183,500
Accrued liabilities	2,188,500	1,794,100
Current discounted lease rentals	618,900	972,600
Current rents received in advance	312,600	294,400
Current deferred revenue	1,096,800	1,188,800
Deferred income taxes	1,057,700	1,057,700
Total current liabilities	22,032,500	20,056,300
Long-term line of credit	—	5,298,900
Long-term renewable subordinated notes	—	12,058,700
Long-term discounted lease rentals	122,000	507,600
Long-term rents received in advance	820,900	1,332,000
Long-term deferred revenue	771,000	709,500
Other long-term liabilities	1,209,500	1,298,400
Deferred income taxes	214,400	214,400
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,011,862 and 5,125,025 shares issued and outstanding	195,300	—
Accumulated other comprehensive income (loss)	(96,100)	9,600
Retained earnings	19,480,300	15,319,100
Total shareholders’ equity	19,579,500	15,328,700
	$44,749,800	$56,804,500

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
REVENUE:
Royalties	$7,030,000	$6,405,200	$19,761,800	$17,646,600
Leasing income	2,419,600	2,271,600	7,290,300	7,116,400
Merchandise sales	964,000	593,800	2,009,200	1,898,500
Franchise fees	357,100	419,600	885,600	804,600
Other	236,600	134,600	782,300	446,800
Total revenue	11,007,300	9,824,800	30,729,200	27,912,900
COST OF MERCHANDISE SOLD	920,600	569,700	1,911,800	1,816,700
LEASING EXPENSE	387,600	548,000	1,374,200	1,743,300
PROVISION FOR CREDIT LOSSES	130,500	853,600	142,400	1,877,500
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,360,200	4,666,800	14,093,300	14,379,900
Income from operations	5,208,400	3,186,700	13,207,500	8,095,500
LOSS FROM EQUITY INVESTMENTS	(200,200)	(57,300)	(322,400)	(61,400)
INTEREST EXPENSE	(363,900)	(317,300)	(925,200)	(1,009,800)
INTEREST AND OTHER INCOME	96,100	178,700	376,800	351,400
Income before income taxes	4,740,400	2,990,800	12,336,700	7,375,700
PROVISION FOR INCOME TAXES	(2,050,400)	(1,211,300)	(5,126,900)	(2,987,200)
NET INCOME	$2,690,000	$1,779,500	$7,209,800	$4,388,500
EARNINGS PER SHARE — BASIC	$.54	$.34	$1.43	$.82
EARNINGS PER SHARE — DILUTED	$.51	$.33	$1.39	$.82
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,011,862	5,282,349	5,055,405	5,335,869
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,224,580	5,329,697	5,203,628	5,357,259